Exhibit 3.b
Filing Fee:  $50                                              Corp. I.D. #16323



                State of Rhode Island and Providence Plantations
                        Office of the Secretary of State
                              100 North Main Street
                       Providence, Rhode Island 02903-1335

PLEASE TAKE NOTICE that the corporation must be in good standing prior to filing

                         ORIGINAL ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                         WASHINGTON TRUST BANCORP, INC.

     Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Washington Trust Bancorp, Inc.

     SECOND: The shareholders of the corporation on April 29, 1997, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

           FOURTH. Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000, par value $.0625 per share, all of which shares are to be a class designate as "Common Stock".

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 4,372,302; and the number of shares entitled to vote thereon was 4,372,302.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert "none")

           Class                                        Number of Shares
           -----                                        ----------------
           None

     FIFTH: The number of shares voted for such amendment was 3,383,485.53; and the number of shares voted against such amendment was 198,050.74.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (If inapplicable, insert "none")

                                                        Number of Shares Voted
                                                        ----------------------
           Class                                        For            Against
           -----                                        ---            -------
           None


     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state) No Change


     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state) No Change


Dated: May 14, 1997

                                            WASHINGTON TRUST BANCORP, INC.



                                            By:  John C. Warren
                                                 --------------
                                                 Its President



                                            and  Harvey C. Perry II
                                                 ------------------
                                                 Its Secretary

STATE OF RHODE ISLAND    )
                         ) Sc.
COUNTY OF WASHINGTON     )

     At Westerly in said county on this 14th day of May, 1997, personally appeared before me John C. Warren, who, being by me first duly sworn, declared that he is the President of Washington Trust Bancorp, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.



                                                         Tawny M. Beckman
                                                   -----------------------------
                                                           Notary Public
                                                   my commission expires 7/14/97

(NOTARIAL SEAL)





STATE OF RHODE ISLAND    )
                         ) Sc.
COUNTY OF WASHINGTON     )

     At Westerly in said county on this 6th day of May, 1997, personally appeared before me Harvey C. Perry, II, who, being by me first duly sworn, declared that he is the Secretary of Washington Trust Bancorp, Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.



                                                         Tawny M. Beckman
                                                   -----------------------------
                                                           Notary Public
                                                   my commission expires 7/14/97

(NOTARIAL SEAL)